EXHIBIT 21.1
Subsidiaries
of
Newpark Resources, Inc.
December 31, 2005
1.     BATSON-MILL, L.P.
2.     COMPOSITE MAT SOLUTIONS, LLC
3.     DARCOM INTERNATIONAL, L.P.
4.     DURA-BASE DE MEXICO S.A. DE C.V.
5.     DURA-BASE NEVADA, INC.
6.     EXCALIBAR MINERALS, INC.
7.     EXCALIBAR MINERALS OF LA. L.L.C.
8.     HYDRA FLUIDS INTERNATIONAL, LTD.
9.     MALLARD & MALLARD OF LA., INC.
10.   NES PERMIAN BASIN, L.P.
11.   NEWPARK CANADA, INC.
12.   NEWPARK CANADA HOLDINGS LIMITED PARTNERSHIP
13.   NEWPARK CANADA INVESTMENTS LIMITED PARTNERSHIP
14.   NEWPARK DRILLING FLUIDS, LLC
15.   NEWPARK ENVIRONMENTAL SERVICES, L.L.C.
16.   NEWPARK ENVIRONMENTAL MANAGEMENT COMPANY, L.L.C.
17.   NEWPARK ENVIRONMENTAL SERVICES MISSISSIPPI, L.P.
18.   NEWPARK ENVIRONMENTAL SERVICES OF TEXAS, L.P.
19.   NEWPARK ENVIRONMENTAL WATER SOLUTIONS LLC
20.   NEWPARK HOLDINGS, INC.
21.   NEWPARK HOLDINGS NOVA SCOTIA CORP.
22.   NEWPARK INVESTMENTS NOVA SCOTIA CORP.
23.   NEWPARK SHIPHOLDING TEXAS, L.P.
24.   NEWPARK TEXAS L.L.C.
25.   NID, L.P.
26.   NEWPARK DRILLING FLUIDS LABORATORY, INC.
27.   SHAMROCK DRILLING FLUIDS, INC.
28.   SOLOCO, L.L.C.
29.   SOLOCO TEXAS, L.P.
30.   SUPREME CONTRACTORS, L.L.C.
31.   AVA, S.p.A.
32.   AVA ROMANIA 2000 S.R.L.
33.   AVA AFRICA S.A.R.L.
34.   CRILIO DUE EXIM S.R.L.
35.   EUROCONTINENTAL DF GMBH
36.   PERFO SERVICES S.P.A.
37.   AVA TUNISI S.A.R.L.
38.   AVA INTERNATIONAL LTD.
39.   AVA ALGERIE E.U.R.L.
40.   THE LOMA COMPANY, LLC
41.   OLS CONSULTING SERVICES, INC.
42.   NEWPARK WATER TECHNOLOGY, LLC
43.   NEWPARK WATER TECHNOLOGY PARTNERS, LLC